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                                                                   EXHIBIT 10.16



                           LOAN MODIFICATION AGREEMENT

        This Loan Modification Agreement is entered into as of June 22, 1999, by and between Accrue Software, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated September 19, 1997, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of One Million Dollars ($1,000,000), an Equipment facility in the original principal amount of One Million Dollars ($1,000,000) and a Committed Equipment 2 Line in the original principal amount of Seven Hundred Fifty Thousand Dollars ($750,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and in that certain Intellectual Property Security Agreement, dated September 19, 1997, by and between Borrower and Bank.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.      DESCRIPTION OF CHANGE IN TERMS.

        A.     Modification(s) to Loan Agreement

               1. The following terms set forth in Section 1.1 entitled "Definitions" are hereby amended as follows:

                      "Committed Line" means $2,000,000.

                      "Deferred Revenue" is all amounts received in advance of performance and not yet recognized as revenue.

                      Sub-Sections (f) and (i) of the defined term "Eligible Accounts" are hereby amended to read as follows:

                      (f) Accounts with respect to which the account debtor does not have its principal place of business in the United States, and Accounts arising from products shipped to or services provided to branches or offices located in the United States of any account debtor that does not have its principal place of business in the United States except for Eligible Foreign Accounts.

                      (i) Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage.
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                      "Revolving Maturity Date" means June 22, 2000.

               2. Sub-section (a) of Section 2.1 entitled "Advances" is hereby amended in part to provide that "Borrowing Base" shall mean an amount equal to 80% of Eligible Accounts.

               3. Sub-section (a) of Section 2.1.1 entitled "Letters of Credit" is hereby amended in part to provide that the face amount of all outstanding Letters of Credit, (including drawn but unreimbursed Letters of Credit) shall not in any case exceed Two Million Dollars ($2,000,000).

               4. Sub-sections (a) and (c) of Section 2.1.2 entitled "Foreign Exchange Contract; Foreign Exchange Settlements" are hereby amended in part to provide for a $2,000,000 Contract Limit and a $2,000,000 Settlement Limit.

               5. Section 2.1.3 entitled "Cash Management Sublimit" is hereby amended in part to provide for a Two Million Dollars ($2,000,000) Cash Management Sublimit.

               6. Section 2.2 entitled "Overadvances" is hereby amended in its entirety to read as follows:

                      If, at any time or for any reason, the amount of the Obligations owed by Borrower to Bank pursuant to Sections 2.1, 2.1.1, and 2.1.2 of this Agreement is greater than the lesser of (i) the Committed Line minus the amount outstanding under the Cash Management Sublimit or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess. Additionally, Obligations owed by Borrower pursuant to Sections 2.1.1, 2.1.2 and
                      2.1.3 shall not exceed Two Million Dollars ($2,000,000).

               7. Sub-section (a) of Section 2.3 entitled "Interest Rates, Payments, and Calculations" is hereby amended in part to provide for (a) through the month ending September 30, 1999, Advances shall bear interest, on the average Daily Balance, at a rate equal to three (3.00) percentage points above the Prime Rate at such times as Borrower's Tangible Net Worth is less than Four Million Dollars ($4,000,000), decreasing to a rate equal to one (1.00) percentage point above the Prime Rate at such time as Borrower's Tangible Net Worth is equal to or greater than Four Million Dollars ($4,000,000) and (b) from October 1, 1999 and thereafter, Advances shall bear interest on the average Daily Balance, at a rate equal to five (5.00) percentage points above the Prime rate at such times as Borrower's Tangible Net Worth is less than Four Million Dollars ($4,000,000), decreasing to a rate equal to one (1.00) percentage point above the Prime Rate at such times as Borrower's Tangible Net Worth is equal to or greater than Four Million Dollars ($4,000,000). Such interest rate changes will be effective the first day of the month following Bank's receipt of evidence that Borrower has complied with the criteria stated above.

               8. Sub-section (c) of Section 2.3 entitled "Interest Rates, Payments, and Calculations" is hereby amended in part to provide that interest on all Advances shall be due and payable on the 22nd of each calendar month during the term hereof.

               9. Sub-section (b) of Section 6.3 entitled "Financial Statements, Reports, Certificates" is hereby amended to read as follows:



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                      ...as soon as available, but in any event within one
                      hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank.

               10. The third paragraph of Section 6.3 entitled "Financial Statements, Reports, Certificates" is hereby amended in its entirety to read as follows:

                      Bank shall have the right from time to time hereafter to audit Borrower's Collateral at Borrower's expense, provided that such audits will be conducted no more often than annually unless an Event of Default has occurred and is continuing.

               11. Section 6.8 entitled "Quick Ratio" is hereby amended in its entirety to read as follows:

                      Beginning with the month ended March 31, 1999, Borrower shall maintain, as of last day of each month, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.50 to 1.00.

               12. Section 6.9 entitled "Net Income" is hereby amended to read as follows:

                      Beginning with the quarter ended March 31, 1999, Borrower shall maintain quarterly net income after taxes, net of any and all non-cash expenses associated directly with Borrower's initial public offering, as determined by Bank as follows:

                      For the 12 months ended 3/31/99: Net loss after taxes not greater than $5,400,000.
                      For the 3 months ended 6/30/99: Net loss after taxes not greater than $1,200,000.
                      For the 3 months ended 9/30/99: Net loss after taxes not greater than $900,000.
                      For the 3 months ended 12/31/99: Net loss after taxes not greater than $200,000.
                      For the 3 months ended 3/31/00: Profitable.

               13. Section 6.10 entitled "Minimum Liquidity/Debt Service Coverage" is hereby amended and replaced with "Minimum Liquidity" to read as follows:

                      Beginning with the month ended March 31, 1999, Borrower shall maintain, as of the last day of each calendar month, cash plus Eligible Accounts divided by outstandings Equipment Advances and Equipment 2 Advances of at least
                      1.50 to 1.00.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Fifteen Thousand Dollars ($15,000) (the "Loan Fee") plus all out-of-pocket expenses.



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6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

        This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                    BANK:

ACCRUE SOFTWARE, INC.                        SILICON VALLEY BANK

By: /s/ GREGORY C. WALKER                    By: /s/ R. BRYAN JADOT
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Name:  Gregory C. Walker                     Name:  R. Bryan Jadot
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Title: CFO                                   Title: Account Officer
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